REVOLVING DEMAND LOAN AGREEMENT
                               (CANADIAN DOLLARS)


To:      FRASERVIEW HEARING AND SPEECH CLINICS LTD.     Date:    AUGUST 21, 1995
         --------------------------------------------
         (Name of customer)
         #350-6091 GILBERT ROAD
         RICHMOND, B.C.  V7C-5L9
         (Address)

Dear Sirs:

In consideration of ROYAL BANK OF CANADA (the "Bank") providing you with a revolving demand loan facility (the "Loan Facility") in the principal amount of up to $50,000 (figures) Fifty Thousand and 00/100------------ -----------------------Dollars, at our unit of account located at 1025 West Georgia Street, Vancouver, B.C. (unit address), the Customer agrees (and each of them, if more than one, jointly and severally agrees) with the Bank as follows:

1. The Customer promises to pay to the Bank on demand all amounts outstanding under this Loan Facility including principal, interest, and any charges, together with interest thereon calculated at a rate equal to the Bank's Prime Interest Rate per annum in effect from time to time plus 1% per annum, interest shall be calculated monthly in arrears, both before and after maturity, default and judgment, on the daily balance outstanding at the aforementioned rate based on the actual number of days elapsed divided by 365, with interest on overdue interest at the same rate as on the principal, and shall be payable on the 20 day of each month. On the date hereof such Prime Interest Rate is 8 1/4% per annum.

         The Prime Interest Rate is the annual rate of interest announced from time to time by the Bank as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

2. The Customer authorizes the Bank, but the Bank is not obliged, from time to time to debit Account #1316322 (transit 10) with the amount of interest accrued and unpaid by the Customer. The Customer acknowledges the Bank may withdraw any undrawn portion of the Loan Facility at any time without notice.

3. Provided that the Bank has not demanded payment of any amount outstanding under this Loan Facility, or has not terminated this agreement, the Customer may borrow, repay and reborrow up to the amount remaining available under this Loan Facility at any time and from time to time in the following manner:

         b. The Customer authorizes the Bank, daily or otherwise as and when determined by the Bank from time to time to ascertain the position or net position (as the case may be) between the Customer and the Bank in respect to the deposit account, or if more than one, the deposit accounts maintained by the Customer with the Bank (the "Account") and that

                  (1) if such position or net position is a credit in favour of the Customer, the Bank will apply the amount of such credit or any part thereof, rounded to the nearest $5,000 as a repayment of the Loan
                           Facility, and the Bank will debit the Account with the amount of such repayment, and



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                  (2)      if such position or net position is a debit in favour
                           of the Bank, the Bank will make an advance under the Loan Facility of such amount, rounded to the nearest $5,000 as is required to place the Account in such credit or net credit position as has been agreed between the Customer and the Bank from time to time, provided that at no time shall the balance owing exceed the amount of the Loan Facility.

                  The Customer authorizes the Bank to debit account #1316322 (transit 10) with a specified fee per month as may be agreed between the Bank and the client from time to time. This fee may be packaged with fees for other products/services as negotiated with the customer.

                  The foregoing fees and revolvement amount will be reviewed annually by the Bank. Following such review, the Bank may renegotiate the fees and revolvement amount with the Customer, and may revise the fees and revolvement amount upon giving the Customer 30 days' prior written notice mailed to the Customer at the most recent address known to the Bank.

4. The Customer agrees to maintain an average monthly minimum credit balance in the Account, which may include compensating balances to cover non-lending services fees, reserves and debit float. Such balance shall be:

         a.       $-0-, OR

5. The Bank shall maintain on the books of its unit of account, accounts and records evidencing the outstanding principal amount of the loan of the Bank to the Customer under this Loan Facility together with any interest in respect thereof. The Bank shall maintain a record of the amount of the balance, each advance, and each payment of principal and interest on account of the loan. The Bank's accounts and records constitute in the absence of manifest error prima facie evidence of the indebtedness of the Customer to the Bank under this Loan Facility.

6. The Customer acknowledges that the outstanding principal balance owing to the Bank under existing revolving demand loan agreement, or as the case may be, existing operating loans, is $-0- (figures) Zero Dollars (words) as at the close of business on August (month) 18 (day), 1995
         (year). The initial outstanding principal balance under this loan facility will be adjusted to reflect transactions under the above credit facilities occurring between August 18 (month/day), 1995 (year), and the date of acceptance of this agreement. Interest on amounts outstanding under the above credit facilities from the date of acceptance hereof will be at the rate set forth in paragraph 1 of this agreement. The Customer acknowledges that the security interests previously granted to the Bank continue to enure to the Bank.

7. a. The Customer acknowledges that the terms of this agreement are in addition to and not in substitution for any terms and conditions of any other agreements between the Customer and the Bank.

         Please acknowledge acceptance of the terms and conditions of this agreement by signing a copy on or before September 15 (month/day), 1995
         (year), and returning it to the undersigned.





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The Customer has expressly requested that this document be drawn up and executed in the English language. Le client a expressement demande que ce document soit redige et signe en langue anglaise.

                                              Yours very truly,


                                              /S/ SIGNATURE
                                                  Manager


ACCEPTED              AUGUST           21          1995
                  ---------------   ---------- --------
                      (month)          (day)       (year)



FRASERVIEW HEARING AND SPEECH CLINICS LTD.
         (Name of Customer)


     /S/ MARILYN E. MARSHALL
         (Authorized Signature)



         (Authorized Signature)



                                                     March 18, 1994      $50,000

                  ON DEMAND AFTER DATE, FOR VALUE RECEIVED, I PROMISE TO PAY TO ROYAL BANK OF CANADA OR ORDER AT THE ROYAL BANK OF CANADA VANCOUVER, B.C. THE SUM OF FIFTY THOUSAND AND 00/100--------------------DOLLARS WITH INTEREST
THEREON CALCULATED AND PAYABLE MONTHLY AT A RATE EQUAL TO THE ROYAL BANK OF CANADA'S PRIME INTEREST RATE PER ANNUM IN EFFECT FROM TIME TO TIME PLUS 2%
PER ANNUM AS WELL AFTER AS BEFORE MATURITY, DEFAULT AND JUDGMENT, WITH INTEREST ON OVERDUE INTEREST AT THE SAME RATE AS THE PRINCIPAL. AT THE DATE OF THIS NOTE SUCH PRIME INTEREST RATE IS 5 1/2% PER ANNUM. THE UNDERSIGNED HEREBY WAIVE(S) PRESENTMENT FOR PAYMENT OF THIS PROMISSORY NOTE.

PRIME INTEREST RATE IS THE ANNUAL RATE OF INTEREST ANNOUNCED FROM TIME TO TIME BY THE ROYAL BANK OF CANADA AS A REFERENCE RATE THEN IN EFFECT FOR DETERMINING INTEREST RATES ON CANADIAN DOLLAR COMMERCIAL LOANS IN CANADA.


                                     FRASERVIEW HEARING AND SPEECH CLINICS LTD.


                                     /S/ MARILYN E. MARSHALL



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